UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act OF 1934

         Date of Report (Date of earliest event reported): May 23, 2006



                         SYBRON DENTAL SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                   001-16057             33-0920985
        (State or other         Commission file number    (IRS Employer
        jurisdiction of                                   Identification Number)
        incorporation
        or organization)

                         100 BAYVIEW CIRCLE, STE. 6000
                          NEWPORT BEACH, CA 92660-8915
                    (Address of principal executive offices)

                                 (949) 255-8700
                 (Registrant's telephone number, including area
                                      code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01  OTHER EVENTS.

Sybron Dental Specialties, Inc. ("Sybron" or the "Company") announced on May 24, 2006 that it commenced a cash tender offer for any and all of its 8.125% Senior Subordinated Notes due 2012 (CUSIP No. 871142AB1), which are redeemable by the Company beginning on June 15, 2007 (the "Notes") on the terms and subject to the conditions set forth in the Company's Offer to Purchase dated May 23, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

In addition, on May 24, 2006, the Company delivered to the registered holders of the Notes, an offer to purchase all outstanding Notes in connection with a Change of Control that occurred on May 16, 2006. In accordance with the requirements of the indenture that governs the Notes, this offer to purchase is being made at a purchase price (the "Change in Control Purchase Price") equal to 101% of the principal amount of the Notes plus accrued interest to the date of purchase. The Change in Control Purchase Price is less than the consideration being offered to the registered holders under the cash tender offer.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.          Description
--------------------------------------------------------------------------------
99.1                 Press release issued by Sybron dated May 24, 2006.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SYBRON DENTAL SPECIALTIES, INC.
Date: May 25, 2006
                                      By:  /s/ Daniel L. Comas
                                        -----------------------------
                                        Daniel L. Comas
                                        Vice President


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


                                 EXHIBIT INDEX

EXHIBIT NO.          DESCRIPTION
--------------------------------------------------------------------------------

99.1                 Text of press release issued by Sybron dated May 24, 2006.


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